Exhibit 20.6
Page 1 of 3

Navistar Financial 1995-B Owner Trust
For the Month of July 1996
Distribution Date of August 15, 1996

Original Pool Amount                  $454,499,683.43
Subsequent Receivables                 $70,451,789.39

Beginning Pool Balance                $399,032,989.92
Beginning Pool Factor                       0.7601331

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $11,424,271.37
  Interest Collected                    $3,355,421.54

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $822,669.29
Total Additional Deposits                 $822,669.29
Repos/Chargeoffs                          $640,970.27
Aggregate Number of Notes Charged Off              75

Total Available Funds                  $15,422,805.26
Ending Pool Balance                   $387,147,305.22
Ending Pool Factor                          0.7374916

Servicing Fee                             $332,527.49

Repayment of Servicer Advances            $179,556.94

Reserve Account:
  Beginning Balance                    $22,044,910.67
  Target Percentage                              5.50%
  Target Balance                       $21,293,101.79
  Minimum Balance                      $11,023,980.93
  (Release)/Deposit                      $(751,808.88)
  Ending Balance                       $21,293,101.79

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,654,783.77    1,641
    31-60 days                             578,264.88      434
    60+ days                               304,485.83      186

    Total                                3,537,534.48    1,646

  Balances:
    60+ days                            11,360,063.71      186

Memo Item - Reserve Account
  Prior Month                          $21,946,814.45
  + Invest. Income                          98,096.22
  - Transfer to Collections Account              0.00
    Beginning Balance                  $22,044,910.67

Exhibit 20.6
Page 2 of 3

Navistar Financial 1995-B Owner Trust
For the Month of July 1996

                                                               NOTES
                                      TOTAL          CLASS A-1       CLASS A-2         CLASS A-3      CERTIFICATES
Original
 Pool Amount Dist.:              $525,000,000.00  $122,300,000.00  $100,000,000.00  $284,325,000.00  $18,375,000.00
 Distribution Percentages                                   0.00%          100.00%            0.00%           0.00%
 Coupon                                                    5.750%           5.940%           6.050%          6.220%

Beginning Pool Balance           $399,032,989.92
Ending Pool Balance              $387,147,305.22
Collected Principal               $11,244,714.43
Collected Interest                 $3,355,421.54
Charge-Offs                          $640,970.27
Liquidation Proceeds/Recoveries      $822,669.29
Servicing                            $332,527.49
Cash Transfer from Reserve Acct            $0.00
  Total Collections Available
    for Debt Service              $15,090,277.77

Beginning Balance                $399,032,989.92            $0.00   $96,332,989.92  $284,325,000.00  $18,375,000.00

Interest Due                       $2,005,563.93            $0.00      $476,848.30    $1,433,471.88      $95,243.75
Interest Paid                      $2,005,563.93            $0.00      $476,848.30    $1,433,471.88      $95,243.75
Principal Due                     $11,885,684.70            $0.00   $11,885,684.70            $0.00           $0.00
Principal Paid                    $11,885,684.70            $0.00   $11,885,684.70            $0.00           $0.00

Ending Balance                   $387,147,305.22            $0.00   $84,447,305.22  $284,325,000.00  $18,375,000.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                     0.0000           0.8445           1.0000          1.0000

Total Distributions               $13,891,248.63            $0.00   $12,362,533.00    $1,433,471.88      $95,243.75

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)   $0.00            $0.00            $0.00            $0.00           $0.00

Excess Servicing                   $1,199,029.14

Beginning Reserve Account Balance $22,044,910.67
(Release)/Draw                      ($751,808.88)
Ending Reserve Account Balance    $21,293,101.79

Exhibit 20.6
Page 3 of 3

Navistar Financial 1995-B Owner Trust
For the Month of July 1996

Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger


                                5                4                3                 2                1
                             Mar 1996         Apr 1996         May 1996         June 1996        July 1996

Beg. Pool Balance        $462,618,416.17  $448,919,029.43  $427,599,756.31  $413,855,776.79  $399,032,989.92

A) Loss Trigger:
Principal of Contracts
  Charged off              $1,013,486.59      $547,772.76    $1,056,671.00      $623,419.70      $640,970.27
Recoveries                   $521,615.37      $311,075.62      $960,461.38      $631,845.68      $822,669.29

Total Charged off
  (Months 5,4,3)           $2,617,930.35
Total Recoveries
  (Months 3,2,1)            2,414,976.35
Net Loss/(Recoveries)
  for 3 Mos.                 $202,954.00(a)

Total Balance
  (Months 5,4,3)       $1,339,137,201.91(b)

Loss Ratio [(a/b)(12)]           0.1819%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                 $2,440,366.10    $4,908,940.56  $11,360,063.71
  As % of Beginning
    Pool Balance                                                  0.57071%         1.18615%        2.84690%
  Three Month Average                                             0.68279%         0.84958%        1.53459%

Trigger:
  Is Average> 2.0%                   No




Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer